Exhibit 99.1

general motors

News

For release: Tuesday, April 26, 2022, at 4:05 p.m. ET

GM Reports First-Quarter 2022 Results

DETROIT – General Motors Co. (NYSE: GM) today reported first-quarter earnings driven by improved production and robust customer demand in North America. GM expects full-year 2022 net income in a range of $9.6 billion-$11.2 billion and is reaffirming its earnings guidance of EBIT-adjusted in a range of $13.0 billion-$15.0 billion.

Downloads

- GM Chair and CEO Mary Barra's letter to shareholders
- Q1 Earnings Deck
- Detailed quarterly results with year-over-year comparisons

Results Overview

	Three Months Ended		
($M) except where noted	March 31, 2022	March 31, 2021	Change
Revenue	$ 35,979	$ 32,474	$ 3,505
Net income attributable to stockholders	$ 2,939	$ 3,022	$ (83)
EBIT-adjusted	$ 4,044	$ 4,417	$ (373)
Net income margin	8.2 %	9.3 %	(1.1) ppts
EBIT-adjusted margin	11.2 %	13.6 %	(2.4) ppts
Automotive operating cash flow	$ 1,635	$ (1,096)	$ 2,731
Adjusted automotive free cash flow	$ 6	$ (1,932)	$ 1,938
EPS-diluted(a)	$ 1.35	$ 2.03	$ (0.68)
EPS-diluted-adjusted(a)	$ 2.09	$ 2.25	$ (0.16)
GMNA EBIT-adjusted	$ 3,141	$ 3,134	$ 7
GMNA EBIT-adjusted margin	10.7 %	12.1 %	(1.4) ppts
GMI EBIT-adjusted	$ 328	$ 308	$ 20
China equity income	$ 234	$ 308	$ (74)
GM Financial EBT-adjusted	$ 1,284	$ 1,182	$ 102

(a) EPS-diluted and EPS-diluted-adjusted include a $(0.11) and $0.08 impact from revaluation on equity investments in the three months ended March 31, 2022 and 2021.

2022 Guidance • Full-year EPS-diluted of between $5.76 and $6.76, and EPS-diluted-adjusted of between $6.50 and $7.50 • Full-year net income of between $9.6 billion and $11.2 billion, and EBIT-adjusted of between $13.0 billion and $15.0 billion See below for reconciliations of non-GAAP measures to their most directly comparable GAAP measures or visit the GM Investor Relations website for complete details. Conference Call for Investors and Analysts Mary Barra and Chief Financial Officer Paul Jacobson will host a conference call for investors and analysts at 5 p.m. ET today to discuss these results and the company’s growth strategy. Introductory remarks will be followed by a question-and-answer session. Those who wish to listen to the call may dial in using the following numbers: • United States: 1-800-857-9821 • International: +1-517-308-9481 • Conference call passcode: General Motors Q1 General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which will power everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https://www.gm.com. ### CONTACTS: Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com Ashish Kohli GM Investor Relations 847-964-3459 ashish.kohli@gm.com David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com Michael Heifler GM Investor Relations 313-418-0220 michael.heifler@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Non-GAAP Reconciliations

The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended	
	March 31, 2022	March 31, 2021
Net income (loss) attributable to stockholders(a)	$ 2,939	$ 3,022
Income tax expense (benefit)	(28)	1,177
Automotive interest expense	226	250
Automotive interest income	(50)	(32)
Adjustments		
Cruise compensation modification(b)	1,057	—
Patent royalty matters(c)	(100)	—
Total adjustments	957	—
EBIT (loss)-adjusted	$ 4,044	$ 4,417

(a) Net of net loss attributable to noncontrolling interests.
(b) This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(c) This adjustment was excluded because it relates to the resolution of substantially all potential royalty matters, accrued in the prior period, with respect to past-year vehicle sales.

The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended			
	March 31, 2022		March 31, 2021	
	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$ 1,987	$ 1.35	$ 2,976	$ 2.03
Adjustments(a)	957	0.65	—	—
Tax effect on adjustments(b)	(296)	(0.20)	—	—
Tax adjustments(c)	(482)	(0.33)	316	0.22
Deemed dividend adjustment(d)	909	0.62	—	—
EPS-diluted-adjusted	$ 3,075	$ 2.09	$ 3,292	$ 2.25

(a) Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details.
(b) The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c) These adjustments consist of tax benefit related to the release of a valuation allowance against deferred tax assets that are considered realizable as a result of Cruise tax reconsolidation in the three months ended March 31, 2022, and tax expense related to the establishment of a valuation allowance against deferred tax assets that were considered no longer realizable for Cruise in the three months ended March 31, 2021. These adjustments were excluded because significant impacts of valuation allowances are not considered part of our core operations.
(d) This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the three months ended March 31, 2022.

The following table reconciles net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions): Three Months Ended March 31, 2022 March 31, 2021 Net automotive cash provided by (used in) operating activities $ 1,635 $ (1,096) Less: Capital expenditures (1,645) (860) Add: GMI restructuring — 24 Add: GM Korea Wage Litigation 16 — Adjusted automotive free cash flow $ 6 $ (1,932) Guidance Reconciliations The following table reconciles expected Net income (loss) attributable to stockholders under U.S. GAAP to expected EBIT- adjusted (dollars in billions): Year Ending December 31, 2022 Net income attributable to stockholders $ 9.6-11.2 Income tax expense 1.6-2.0 Automotive interest expense, net 0.8 Adjustments(a) 1.0 EBIT-adjusted(b) $ 13.0-15.0 __________ (a) Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details. (b) We do not consider the potential future impact of adjustments on our expected financial results. The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted: Year Ending December 31, 2022 Diluted earnings per common share $ 5.76-6.76 Adjustments(a) 0.74 EPS-diluted-adjusted(b) $ 6.50-7.50 __________ (a) Refer to the reconciliation of diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details. (b) We do not consider the potential future impact of adjustments on our expected financial results.